UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 11, 2012
Date of Report (Date of earliest event reported)

DIGITAL CINEMA DESTINATIONS CORP.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	333-178648	27-3164577
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 East Broad Street Westfield, New Jersey		07090
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 396-1362

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Start Media/Digiplex, LLC

On December 10, 2012, Digital Cinema Destinations Corp. ("we," "our," "us," or the "Company"), together with Start Media LLC (“Start Media”), organized Start Media/Digiplex, LLC (“JV”), a Delaware limited liability company, to acquire, refit and operate movie theaters.  Our initial contribution to JV will be approximately 615,203 shares of our Class A common stock, $0.01 par value per share, and Start Media will contribute approximately $10 million in cash.  These capital contributions will be used for JV’s initial theater acquisitions described in this Item under the caption “UltraStar Asset Purchase Agreements”.  JV is managed by a four person board of mangers; two of whom we designate and two of whom are designated by Start Media.  Majority vote is required for JV actions.

JV has a first right of refusal to acquire any theaters which we wish to acquire, except for any theaters within a ten mile radius of our existing theaters.  If JV does not exercise its right of first refusal, we have the right to make the acquisition independently. The right of first refusal does not apply to or restrict our ability to manage theaters owned by unaffiliated third-parties. We will enter into agreements with JV to manage the theaters it acquires and we will receive 5% of the total revenue of the theaters in each year as management fees in consideration for these management services.

Ours and Start Media’s percentage ownership in JV will depend upon the respective aggregate initial capital contribution, in each case denominated in units of membership interests.  Start Media has committed to contribute up to $20 million to JV, inclusive of its initial $10 million capital contribution, to fund theater acquisitions and budgeted expenses.  Start Media will receive additional membership units in consideration for capital contributions in excess of its initial contribution as additional capital is required, based on the fair market value of JV determined under a formula set forth in the JV operating agreement (the “Formula”).  We have a right, but not the obligation, to contribute additional capital to JV, which under certain circumstances may be made by the issuance and delivery of shares of our Class A common stock to sellers of theaters acquired by JV, and thereby acquire additional membership units based on the Formula, provided that our percentage interest does not exceed 50% as the result of our acquisition of additional units.

Distributions of JV cash flow from operations will be made to the members at such time as determined by the JV board of managers.   In this regard, Start Media is entitled to a 6% preferred return on its capital contributions after which we receive a 6% preferred return on our capital contributions.  Thereafter, distributions of cash flow from operations will be made pro rata in accordance with the respective membership units of the members.  In the case of liquidating distributions, Start Media will receive a 6% preferred return on and the return of its capital contributions prior to our receipt of a 6% preferred return on and the return of our capital contributions, with further distributions pro rata to the respective membership units of  the members.

We and Start Media have agreed not to transfer our membership interests , except for certain permitted transfers, for a three-year period and any subsequent transfers of membership interests are subject to the right of  JV and the other member to acquire the interests on such terms as a third party is willing to do so.  In the event we experience a change in control, as defined in the JV operating agreement, Start Media has a right to require us to acquire its membership interest in JV.

UltraStar Asset Purchase Agreements

On December 11, 2012, wholly owned subsidiary limited liability companies of JV (individually, a “JV Purchaser” and collectively, the “JV Purchasers”) executed Asset Purchase Agreements, which were amended on December 13, 2012, to acquire seven movie theaters (six of which are located in southern California and one of which is near Phoenix, Arizona) with an aggregate of 74 fully digital screens from seven sellers affiliated with one another (collectively, the “UltraStar Sellers”), for an anticipated purchase price of approximately $11.4 million (subject to closing adjustments), consisting of $8 million in cash plus approximately 615,203 shares of our Class A common stock (collectively, the “UltraStar Acquisitions”).  The number of shares of our Class A common stock deliverable to the UltraStar Sellers is subject to adjustment and up to an additional 275,000 shares may be delivered.  JV will either assume the operating leases for the land that the theaters are on, subject to certain amendments of the leases or, in one case, execute a new lease with the landlord.  JV will not assume any liabilities of the UltraStar Sellers, all of which are being retained by the sellers.

Certain of the terms of these acquisitions are presented in the chart below.

Seller	Cash to be Paid	Shares to be Issued	Lease Expiration	Renewal Options

Mission Market Cinemas, Inc. (Mission Market Theater)	$1,161,897	34,308	01/31/2017	10 years

Apple Valley Cinemas, Inc. (Apple Valley Theater)	$1,166,108	34,432	12/31/2022	15 years-

Ultrastar Poway Creekside Plaza, Inc. (Poway Theater)	$1,366,022	40,335	11/30/2013	19.5 years

Ultrastar Galaxy, Inc. (River Village Theater)	$360,461	10,643	04/30/2017	5 years

Desert Cinemas, Inc. (Surprise Theater)	$3,757,650	110,954	01/31/2029	15 years

Temecula Cinema Group, Inc. (Temecula Theater)	$112,863	3,333	04/06/2021	20 years

San Diego Cinemas, Inc. (Mission Valley Theater)	$75,000	381,198	08/31/2015	None

The UltraStar Sellers have agreed to enter into lock-up agreements with respect to the shares of our Class A common stock that will be delivered at the closing of each UltraStar Cinema acquisition (the “UltraStar Lock-Up Agreements”).  Under the UltraStar Lock-Up Agreements, each of the UltraStar Sellers will agree not to, directly or indirectly, offer, sell, agree to sell, grant any option or contract for the sale of the shares of Class A common stock it receives in the UltraStar Acquisition for a period of 180 days after the date such shares are issued without our prior written consent.  In addition, each of the UltraStar Sellers have agreed that, following the 180-day lock-up period, it will not sell more than 10% of the shares it receives as part of the purchase price during any one 30-day period.

The lease agreement for the Mission Valley Theatre contains a provision which allows the landlord to terminate the lease after 15 months.  Therefore, the number of years that JV will own and operate the theater is not determinable . Accordingly, 342,000 shares of our Class A Common Stock, out of the 381,198 shares which constitute the purchase price for this theater, have been placed in escrow.  These shares will be released from escrow to the seller in equal annual installments of 38,000 shares on or before January 31st in each calendar year commencing in January 2015 and ending in January 2033, provided that the Lease is not terminated by the Landlord under this provision.  In the event an early termination of the Lease were to occur, other than prorated number of shares deliverable to the seller (based on the number of months that JV operated the theater in the calendar year of termination), the remaining shares will be delivered to us and be cancelled.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.8	Asset Purchase Agreement, dated as of December 11, 2012, by and between San Diego Cinemas Inc., John Ellison, Russell Seheult, Alan Grossberg and DC Mission Valley Cinema, LLC.
2.9	Purchase Agreement dated as of December 11, 2012, by and between Apple Valley Cinemas Inc., John Ellison, Russell Seheult, Alan Grossberg and DC Apple Valley Cinema, LLC.
2.10	Purchase Agreement dated as of December 11, 2012, by and between Mission Market Cinemas, Inc., John Ellison, Russell Seheult, Alan Grossberg and DC Mission Marketplace Cinema, LLC.
2.11	Purchase Agreement dated as of December 11, 2012, by and between UltraStar Poway Creekside Plaza Inc., John Ellison, Russell Seheult, Alan Grossberg and DC Poway Cinema, LLC.
2.12	Purchase Agreement dated as of December 11, 2012, by and between UltraStar Galaxy Inc., John Ellison, Russell Seheult, Alan Grossberg and DC River Village Cinema, LLC.
2.13	Purchase Agreement dated as of December 11, 2012, by and between Desert Cinemas, Inc., John Ellison, Russell Seheult, Alan Grossberg and DC Surprise Cinema, LLC .
2.14	Purchase Agreement dated as of December 11, 2012, by and between Temecula Cinema Group, Inc., John Ellison, Russell Seheult, Alan Grossberg and DC Temecula Cinema, LLC.
2.15
Letter agreement amending the UltraStar Purchase Agreements dated as of December 13, 2012, by and between Apple Valley Cinemas Inc., Mission Market Cinemas, Inc., UltraStar Poway Creekside Plaza Inc., UltraStar Galaxy Inc., Desert Cinemas, Inc., Temecula Cinema Group, Inc., John Ellison, Russell Seheult, Alan Grossberg and Digital Cinema Destinations Corp.

10.29	Operating Agreement dated as of December 11, 2012, by and between Start Media LLC and Digital Cinema Destinations Corp.
10.30	Form of Management Agreement by and between subsidiaries of Start Media/Digiplex, LLC and Digital Cinema Destination Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL CINEMA DESTINATIONS CORP. (Registrant)

Date: December 17, 2012	By:	/s/ A. Dale Mayo
	Name:	A. Dale Mayo
	Title:	Chief Executive Officer and Chairman